UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                                 MARCH 27, 2006
                                (Date of Report)

                         CLEAN WATER TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                  000-27629                    23-2426437
(State or other jurisdiction       (Commission                  (IRS Employer
      of incorporation)           File Number)               Identification No.)

                    (Address of principal executive offices)

                    4030 PALOS VERDES DRIVE NORTH, SUITE 104
                     ROLLING HILLS ESTATES, CALIFORNIA 90274
                                 (310) 265-8918
              (Registrant's telephone number, including area code)

                      2716 ST. ANDREWS BOULEVARD, SUITE 200
                          TARPON SPRINGS, FLORIDA 34688
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS
         ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

SECTION 2 - FINANCIAL INFORMATION
         ITEM 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

SECTION 3 - SECURITIES AND TRADING MARKETS
         ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT
         ITEM 5.01  CHANGES IN CONTROL OF REGISTRANT.
         ITEM 5.05 AMENDMENTS TO THE REGISTRANT'S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS.
         ITEM 5.06  CHANGE IN SHELL COMPANY STATUS

SECTION 8 - OTHER EVENTS
         ITEM 8.01  OTHER EVENTS.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBIT
         ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

       This Form 8-K contains forward-looking statements. The Registrant has based these forward-looking statements on its current expectations and projections about future events. These statements include, but are not limited to:

       o  statements as to the anticipated timing of business developments;

       o expectations as to the adequacy of the Registrant's cash balances to support its operations for specified periods of time and as to the nature and level of cash expenditures; and

       o  expectations  as to the  market  opportunities  for  the  Registrant's
          products  as  well  as  its  ability  to  take   advantage   of  those
          opportunities.

       These statements may be found in the sections of this Form 8-K entitled "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations", and "Business," as well as in this Form 8-K generally. Actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including all the risks discussed in "Risk Factors" and elsewhere in this Form 8-k.

       In addition, statements that use the terms "can," "continue," "could," "may," "potential," "predicts," "should," "will," "believe," "expect," "plan," "intend," "estimate," "anticipate," "scheduled" and similar expressions are intended to identify forward-looking statements. All forward-looking statements in this Form 8-K reflect the Registrant's current views about future events and are based on assumptions and are subject to risks and uncertainties that could cause its actual results to differ materially from future results expressed or implied by the forward-looking statements. Many of these factors are beyond the Registrant's ability to control or predict. Forward-looking statements do not guarantee future performance and involve risks and uncertainties. Actual results will differ, and may differ materially, from projected results as a result of certain risks and uncertainties. The risks and uncertainties include, without limitation, those described under "Risk Factors" and those detailed from time to time in our filings with the SEC, and include, among others, the following:

       o The Registrant's limited operating history and ability to continue as a going concern;

       o The Registrant's ability to successfully develop and commercialize its products;

       o  The degree and nature of its competition;

       o  The Registrant's ability to employ and retain qualified employees; and

       o The other factors referenced in this Form 8-K, including, without limitation, under the section entitled "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations", and "Business".

       These  risks  are not  exhaustive.  Other  sections  of this Form 8-K may include additional factors which could adversely impact the Registrant's business and financial performance. Moreover, the Registrant operates in a competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible to predict all risk factors, nor can the Registrant assess the impact of all factors on its business or to the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. These forward-looking statements are made only as of the date of this Form 8-K. Except for the Registrant's ongoing obligation to disclose material information as required by federal securities laws, the Registrant does not intend to provide updates concerning any future revisions to any forward-looking statements to reflect events or circumstances occurring after the date of this Form 8-K. References in this Form 8-K to the "REGISTRANT," the "COMPANY," "WE," "OUR," and "US" refer to Clean Water Technologies, Inc., a Delaware corporation.

                                     GENERAL

       On March 27, 2006 the Registrant entered into a Share Exchange and Reorganization Agreement (the "EXCHANGE AGREEMENT") with SheerVision, Inc., a California corporation ("SHEERVISION"), and the beneficial holders thereof (the "SHEERVISION SHAREHOLDERS"), which sets forth the terms and conditions of the business combination of the Registrant and SheerVision (the "TRANSACTION") in which all SheerVision Shareholders shall exchange all of the outstanding and issued capital stock of SheerVision for an aggregate of 9,525,137 shares of common stock, par value $0.001 per share (the "COMMON STOCK"), of the Registrant, representing 95% of the outstanding Common Stock after giving effect to the Transaction. The Registrant is effecting such transaction based upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended. As a result of the Transaction, SheerVision shall become a wholly-owned subsidiary of the Registrant, and the SheerVision Shareholders shall become the controlling stockholders of the Registrant. In connection with the Transaction, all shares of Common Stock owned of record by SheerVision shall be cancelled and become authorized, but unissued, shares of Common Stock at the closing of the Transaction (the "CLOSING"). All options, warrants exercisable for, and securities convertible into, shares of SheerVision common stock, upon the Closing of the Transaction, shall become exercisable for such number of shares of Common Stock as the holder thereof would have received if such options and warrants had been exercised, or such convertible securities converted, immediately prior to such Closing. A copy of the Exchange Agreement is attached hereto as Exhibit 10.1.

                         CHANGE IN SHELL COMPANY STATUS

       The Registrant is a "shell company," as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, until the Closing. Commencing at the Closing, the Registrant shall operate through its wholly-owned subsidiary, SheerVision, and the business of SheerVision shall become the business of the Registrant. As a result, commencing at the Closing, the Registrant shall no longer be a shell company. Accordingly, the Registrant sets forth below the information, including the information with respect to SheerVision, that would be required if it were filing a general form for registration of securities on Form 10 under the Exchange Act, reflecting its Common Stock, the only class of its securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon the consummation of the Transaction.

                                    BUSINESS

CLEAN WATER TECHNOLOGIES, INC.

       The Registrant was incorporated as "Escalator, Inc." under the General Corporation Law of the State of Delaware on April 17, 1986. On June 3, 1986, Lone Pine Resources, Inc. was merged with the Registrant through a reverse merger whereby the shareholders of Lone Pine Resources, Inc. received an equal number of shares in Escalator, Inc. Lone Pine Resources, Inc. was incorporated under the laws of Utah on June 23, 1983.

       In the past, the Registrant conducted operations through our three wholly-owned subsidiaries, Escalator Securities, Inc. and Escalator Investments, Inc., and Frank Communications Corp., each a Pennsylvania corporation. Escalator Investments, Inc. was incorporated in the State of Pennsylvania on August 15, 1984 and conducted financial planning activities through approximately 1992 as a Registered Investment Advisor under the Investment Advisors Act of 1940. Since 1992, Escalator Investments, Inc. has had no operations. Escalator Securities, Inc. was incorporated in the State of Pennsylvania on August 22, 1985, and conducted business as a registered broker-dealer under the Securities Exchange Act of 1934, as amended, and the Pennsylvania Securities Act of 1972 until 1997. On December 31, 1997, Escalator Securities, Inc. was closed by the NASD. Since this date, Escalator Securities, Inc. has had no operations. On July of 1990, the Registrant acquired Frank Communications Corp., a Pennsylvania corporation incorporated on May 30, 1989, which was in the business of financial public relations. In consideration of this acquisition, the Registrant paid $1,000. Frank Communications Corp. has no operations. On June 30, 1997, the Registrant transferred its holdings in Escalator Securities, to Escalator Investments, Inc. pursuant to the terms of an Agreement and Plan of Spinoff. The shareholders of Escalator, Inc. received all of the outstanding stock of Escalator Investments, Inc. and Escalator Securities, Inc., which then ceased being the Registrant's wholly-owned subsidiaries.

       On April 22, 1998, the Registrant changed its name to Nu Electric Corporation. On June 30, 1999, the Registrant acquired Clean Water Technologies, Inc. (hereinafter "CLEAN WATER"), a Florida limited liability company, through an agreement and plan of merger whereby all of the outstanding and issued shares of Clean Water were exchanged for shares of Nu Electric. Pursuant to this agreement, the Registrant acquired all of the assets of the business of Clean Water. On September 21, 2000, the Registrant acquired Zorax, Inc. (hereinafter "ZORAX"), a Florida corporation, through an agreement and plan of merger whereby all of the issued and outstanding shares of Zorax were exchanged for shares of Nu Electric. Pursuant to this agreement, the Registrant acquired all of the assets of Zorax. On April 4, 2005, the Registrant eliminated its Zorax subsidiary.

       On April 2, 2002, the Registrant changed its name to Clean Water Technologies, Inc. The

Registrant has not been a party to any bankruptcy, receivership or similar proceeding. Since such date, except as described herein, the Registrant has not been involved in any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

       Currently, the business of the Registrant classifies the Registrant as a "blank check" or "shell" company whose sole purpose has been to locate and consummate a merger or acquisition with a private entity.

SHEERVISION, INC.

       GENERAL

       SheerVision designs and sells proprietary surgical loupes and light sources to the dental and medical markets and has quickly captured a leading position in the dental hygiene market segment. In addition, SheerVision acts as the original equipment manufacturer ("OEM") to a major optical company, supplying its proprietary loupes under such company's brand name. Through its exclusive arrangement with a manufacturer based in Asia, SheerVision can provide top quality loupes and lights directly to end-users at substantially lower prices than similar products.

       Since its inception in 1999, SheerVision has rapidly established a significant base of operations characterized by steady sales growth, the deployment of a top-notch dedicated sales force, the implementation of a strategic marketing program, and continued product development activities.

       GROWTH STRATEGY

       SheerVision's objective is to become the premier manufacturer and marketer of surgical loupes, light sources and related optical products for the dental, medical, and other markets. In order to achieve this objective, SheerVision intends to employ the following strategy:

       o LEVERAGE EXISTING PENETRATION IN THE DENTAL HYGIENE MARKETS. SheerVision's revenues have increased over the last five years at a compounded annual growth rate of 113%, due in large part to its ability to establish a strong and expanding foothold in the dental hygiene market niche. SheerVision has developed a marketing program revolving around its dedicated sales force that deploys to dental hygiene schools throughout the U.S. and Canada. Using this sales force, SheerVision has made significant inroads into the general dental market, with revenues from trade shows and local office visits doubling in each of the last three years. Further, SheerVision intends to leverage its sales model and penetration in the dental hygiene market to gain access to the general medical and surgical marketplaces.

       o INVEST HEAVILY IN CONTINUED SALES AND MARKETING. Management intends over the next 12 to 18 months to continue to penetrate its primary markets and its targeted expansion markets through a continuing program of reinvesting profits into sales and marketing, and ongoing R&D activities.

       o SELL QUALITY PRODUCTS AT REASONABLE PRICES IN ORDER TO EXPLOIT PRICE AS THE PRIMARY SALES DRIVER. The primary reason for the market success of SheerVision's products is its price-quality attributes; there are no similar quality loupes and lights at competitive price levels, in spite of attempts by others to do so.

       o ACCESS INTERNATIONAL MARKETS. The international marketplace is a steadily growing source of revenues and a huge market opportunity. SheerVision has doubled its international sales over the last year without any marketing efforts solely through word-of-mouth and referrals. SheerVision intends to continue to make inroads into the international marketplace both through word of mouth and ultimately through the development of sales and marketing programs tailored to penetrate these markets.

       o CONTINUE ITS ONGOING PROGRAM OF NEW PRODUCT DESIGN AND DEVELOPMENT. SheerVision is an active and innovative designer of products and has a history of successful new product introductions. Two new products were introduced in the spring of 2006, with additional products in development that will ensure a steady pipeline of new and enhanced product introductions.

       SURGICAL LOUPES

       Although dental offices have used some form of magnification for decades, the need for surgical loupes and light sources in the regular practice of everyday dentistry is rapidly becoming the standard of practice for all dental professionals, including dental hygienists. The visual aspects of magnification may appear to be the primary benefit, but there are significant ergonomic issues improved by using loupes. Many medical careers have been cut short due to the effects of chronic neck and back pain, a condition that can be minimized or eliminated through the proper use of loupes.

       Regular magnifying glasses create a larger image but flatten the image out and do not give the user any depth of field. To solve this problem, medical professionals use special "loupes" that provide a three-dimensional image. These loupes are: 1) Galilean (compound) loupes, which range in price from $800 to $1,200; or 2) Panoramic (prism) loupes, which generally $1,200 to $1,800 a pair. SheerVision Galilean products range in price from $600 to $800.

       CRITERIA FOR SELECTION OF LOUPES

       Based upon SheerVision's market experiences, it believes that the factors that are important in the selection of compound loupes include the following:

       o VALUE. Price combined with quality is the primary driver of brand choice in the marketplace;

       o  MAGNIFICATION/CLARITY. Top quality optics are critical in this regard;

       o  FIELD-OF-VIEW. A wide field of vision is better than a smaller one;

       o  DEPTH-OF-FIELD. An extended depth of field is preferable; and

       o WEIGHT OF LOUPES. Lighter loupes are generally preferable to heavier loupes.

       LIGHT SOURCES

       As surgical loupes allow the area under view to become more magnified, it tends to require more light or illumination. Illumination can be added to surgical loupes in either a head mount (headband) or a direct mount on the frame of the surgical loupes. One of the key benefits of this co-axial illumination is to provide clinicians with shadow-free images. With the introduction of both a superior quality portable LED light source and a 35-watt fiber optic light source, SheerVision is able to provide the next generation of illumination products to any practitioners that currently uses magnification.

       CRITERIA FOR SELECTION OF LIGHT SOURCES

       Factors that are important in the selection of light sources are:

       PORTABLE LIGHT SOURCE:

       1. LED. - A portable light source with an LED bulb is the brightest, whitest light on the market. It is also economical in that it eliminates bulb replacement.

       2. Compact. - The light source should be small to save valuable counter space.

       3. Mounting. - The light source should mount on either a headband or directly to the loupes.

       4. Rechargeable battery. - The battery should have a quick recharge, no longer than two hours to assure continued usage. The battery pack should have a minimum of five plus hours of usage per charge.

       5. Lightweight. - A good portable light should have a small, lightweight battery pack and the headlight should be sleek and worn seamlessly.

       FIBER OPTIC LIGHT SOURCE:

       1. Metal halide bulb. - These bulbs constitute state-of-the-art technology that is superior to the halogen bulbs currently on the market.

       2. Intensity. - The fiber optic light source should have no less than 3800-foot candles.

       3. Color temperatures. - SheerVision believes that 5500 Kelvin should be the standard.

       4. Bulb wattage and life. - A minimum of 35 watts to assure a bulb life of over 3000 hours.

       5. Small footprint. - The unit should be small and compact for easy usage and portability.

       6.     Headlight. - Small, sleek and worn seamlessly.

       SHEERVISION PRODUCT OFFERINGS

       SheerVision offers 2.5x, 3.0x, and 3.5x magnification loupes, as well as double-x models (2.5xx and 3.0xx) that provide ultra-lightweight loupes for added comfort. SheerVision believes that the key selling points are high quality, low price, and attentive customer service. In addition, SheerVision offers an unlimited lifetime warranty against defects in materials and workmanship on all working parts, a program unmatched by any other loupe supplier.

       SHEERVISION PRODUCTS ADVANTAGES

       When SheerVision entered the market, there was no competition for a quality loupe at an affordable price. SheerVision designed its own products and entered into an exclusive manufacturing relationship to produce cost effective loupes. As a result, SheerVision is able to sell its surgical loupes for

$600 to $800, a significant savings to the end user and a distinct competitive advantage over other similar products.

       SheerVision's loupes are being used in private dental practices, clinical settings, college campuses, and medical institutions throughout the United States. SheerVision loupes are also endorsed by an independent non-profit dental education and product testing foundation and were featured in the foundation's 2005 Buyer's Guide. SheerVision loupes were also featured in "Dental Lab Products" 2005 Buyer's Guide "Best of the Best" Offering. They are also sold internationally through dealers located in Mexico, Europe, Asia, South America, the Middle East, Canada, and Australia.

       Currently, SheerVision's primary target market has been the dental hygiene segment of the dental market, until recently a largely overlooked group in terms of magnification. Increasing concerns among practicing hygienists about the career-ending risks of neck and back pain, as well as the recent move by dental hygiene schools to incorporate the use of surgical loupes into the curriculum, have dramatically expanded the universe of potential buyers of surgical loupes.

       There are hundreds of accredited dental hygiene schools in the U.S. and Canada. In addition, industry experts believe that, of the 160,000 practicing hygienists in the U.S., only 10% to 12% are currently using loupes in their practices. SheerVision identified this largely untapped market in 2003 and initiated a marketing strategy to capture a leading position selling to dental hygienists. SheerVision was able to design and bring to market - IN LESS THAN ONE YEAR - a new, ultra-light loupe that has become SheerVision's number one best seller in the dental hygiene market.

       SheerVision's value proposition of high quality loupes at a low price is particularly meaningful to the price-sensitive dental hygiene practitioners. Most competitors in the industry focus on the high-end dentist and physician markets, including practicing professionals as well as medical/dental schools. These markets are highly competitive and more heavily penetrated. Nonetheless, there are always selling opportunities for a high quality, low cost provider such as SheerVision. SheerVision believes that, to date, its products' price points are unmatched in the marketplace.

       Finally, SheerVision believes that the international market represents a huge ongoing opportunity, as there are over 500,000 practicing dentists, approximately 50% of whom are currently using loupes. SheerVision believes that its ability to offer the best price-quality trade-off enables SheerVision to be an effective participant in any dental/medical market segment.

       SALES AND MARKETING

       SheerVision has a dedicated sales staff of 12 dental professionals that has penetrated over 70% of the nation's dental hygiene schools. Covering the U.S. and Canada, sales representatives make presentations to dental hygiene schools, call on individual dental offices and participate in local professional organization events and meetings. To date, SheerVision is the only competitor with a separate dental hygiene division comprised exclusively of registered dental hygienists. All have advanced degrees, as well as clinical and teaching experience, enabling them to speak with authority in sales presentations. In addition, SheerVision exhibits at over 70 trade shows each year, undertakes numerous direct marketing campaigns, contributes articles to trade magazines and oversees an Internet search engine marketing program.

       A typical buyer will place an order for SheerVision's 2.5x, 3.0x, or 3.5x loupes, or for the newer 2.5xx or 3.0xx ultra-light titanium loupes. Those needing prescription lenses can place special orders through SheerVision for an additional fee. As customers often seek illumination along with magnification,

SheerVision offers a new portable "LED" light system that is the brightest and lightest on the market, along with a "state of the art" 35 watt fiber optic light source. Both systems can be purchased along with the surgical loupes or as a separate item.

       SheerVision believes that product quality is excellent and that market acceptance is exceptionally high.

       OEM OPERATIONS

       In addition to manufacturing and offering loupes under its own brand name, SheerVision offers its loupes as OEM for a major optical company. During the years ended August 31, 2005 and 2004, sales to such customer represented 5% and 19%, respectively, of SheerVision's total revenues. SheerVision believes that by offering its products directly, as well as through a major optical company, SheerVision is able to gain market share not only by focusing on cost and quality conscious consumers, but by focusing on brand name conscious consumers as well.

       MANUFACTURING

       SheerVision's contract manufacturer is located in Asia and supplies Company-designed loupes and light sources on an exclusive basis. An inventory of loupes and light sources is maintained at SheerVision offices in order to assure rapid order processing and fulfillment. Production capacity is adequate to support a level of sales approximately five times the current level, and there are alternate sources of supply of the raw materials needed to produce loupes and light sources. SheerVision believes that the quality of their products is a principal driver of purchasing decisions, and its manufacturer conducts rigorous quality testing on a regular basis.

       COMPETITION

       The surgical loupe market is characterized by a number of participants, each dominant in one or more segments of the market. In each market segment, SheerVision competes with established manufacturers of loupes and other specialty optical products, including Design for Vision, Orascoptic, and Surgitel. SheerVision believes that competition is principally based upon the following factors:

       o  Product quality and durability;

       o  Product pricing;

       o  Product attributes, including the following:

          o MAGNIFICATION/CLARITY. Top quality optics are critical in this regard;

          o  FIELD-OF-VIEW. A wide field of vision is better than a smaller one;

          o  DEPTH-OF-FIELD. An extended depth of field is preferable; and

          o WEIGHT OF LOUPES. Lighter loupes are generally preferable to heavier loupes; and

       o  Brand reputation and loyalty.

       SheerVision believes that it competes favorably in the dental hygiene market on the basis of these criteria and is rapidly expanding its products in other markets as well.

       Many of SheerVision's competitors have substantially greater financial, human, and other resources than SheerVision, which may provide them with a competitive advantage. Accordingly, SheerVision can provide no assurance that it will successfully compete in any market or market segment in which it conducts or may conduct operations.

       SheerVision has a number of valuable trade secrets that have demonstrated their effectiveness as significant barriers to competition. They relate to products, to proprietary manufacturing processes and to sales and marketing techniques. SheerVision has determined not to secure patents for these items, in order to preserve their proprietary value.

       RESEARCH AND DEVELOPMENT

       SheerVision is committed to an ongoing program of research & development to maintain its reputation for cutting-edge products that meet the evolving needs of the market. SheerVision conducts research and development activities to design and develop products that will enhance its competitive marketing position. SheerVision's newly developed products include double-x, ultra-light loupes that weigh only 1.5 oz. This product has become a best seller in the dental hygiene market and contributed significantly to SheerVision's rapid expansion into that market niche.

       SheerVision has designed and developed its own light source products to expand its proprietary product offerings. In addition, SheerVision is taking steps to develop an exclusive line of prism loupes, which will enable SheerVision to compete in the surgical market.

       GOVERNMENT REGULATION

       SheerVision's products are classified as Class I Non-Invasive Medical Devices and as such, there is no requirement to obtain FDA approval. SheerVision has nonetheless registered with the FDA on a voluntary basis and also has CE certifications for international sales. All SheerVision light systems are safety tested and rated and have their ETL, CE and Canadian certifications.

       EMPLOYEES

       As of December 31, 2005, SheerVision has employed 22 individuals and engaged the services of several consultants. Of our employees, 12 were engaged in sales and marketing, five in customer service, three in quality control and production, and two in executive/administrative.

       FACILITIES

       SheerVision's corporate office, customer service and shipping operations are located at 4030 Palos Verdes Drive North, Suite 104, Rolling Hills Estates, California, and is comprised of approximately 2090 square feet. SheerVision leases this facility from an unaffiliated third party pursuant to a lease expiring on October 31, 2007 and providing for annual rental payments of approximately $40,000. Satellite operations are currently in the states of Arizona, California, Georgia, Illinois, Massachusetts and Texas. For more information, see the lease attached hereto as Exhibit 10.2. In the event that SheerVision should require additional or alternative facilities, SheerVision believes that such facilities can be obtained on short notice at competitive rates.

       LEGAL MATTERS

       SheerVision is not a party to any material legal proceedings.

                                  RISK FACTORS

       SET FORTH BELOW ARE A NUMBER OF RISKS ASSOCIATED WITH THE BUSINESS AND OPERATIONS OF SHEERVISION. IN ADDITION TO THE FOLLOWING RISKS, AN INVESTOR SHOULD BE MINDFUL THAT BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN BY MANAGEMENT. ACCORDINGLY, IN REVIEWING THIS CURRENT REPORT ON FORM 8-K, THE READER SHOULD KEEP IN MIND OTHER RISKS THAT COULD BE IMPORTANT.

       ANY INVESTMENT IN THE REGISTRANT IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. EACH PROSPECTIVE INVESTOR IS URGED TO CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW, IN ADDITION TO THE RISKS SET FORTH ELSEWHERE IN THIS CURRENT REPORT ON FORM 8-K. WHILE THESE ARE THE RISKS AND UNCERTAINTIES THAT SHEERVISION BELIEVES ARE MOST IMPORTANT TO CONSIDER, THESE RISKS MAY NOT BE THE ONLY RISKS WHICH SHEERVISION, OR, FOLLOWING THE CLOSING, THE REGISTRANT, MAY FACE. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR FOLLOWING THE CLOSING, THE BUSINESS, PROSPECTS, FINANCIAL CONDITION, AND RESULTS OF OPERATIONS OF SHEERVISION AND THE REGISTRANT WOULD LIKELY SUFFER MATERIALLY. IN THESE CIRCUMSTANCES, THE VALUE OF THE REGISTRANT COULD DECLINE.

RISKS RELATING TO SHEERVISION'S BUSINESS

       SHEERVISION WILL NEED ADDITIONAL CAPITAL IN CONNECTION WITH ITS PROPOSED EXPANSION IN ORDER TO ACCELERATE SUCH EXPANSION PLANS. To date, SheerVision has financed its operations principally through internally generated funds, a bank line of credit, and an offering of securities exempt from the registration requirements of the Securities Act. SheerVision believes that its available resources and cash flow will be sufficient to meet its anticipated operating cash needs for at least the next 6 months, until certain debt becomes due. Notwithstanding the foregoing, SheerVision estimates that it will require substantial additional financing at various intervals for SheerVision's sales and marketing and research and development programs, including significant requirements for operating expenses including intellectual property protection and enforcement, and for pursuit of regulatory approvals. SheerVision can provide no assurance that additional funding will be available on terms acceptable to SheerVision, or at all. Accordingly, SheerVision may not be able to secure the funding which is required to expand sales and marketing and research and development beyond their current levels or at levels that may be required in the future. If SheerVision cannot secure adequate financing, SheerVision may be required to delay, scale back or eliminate one or more of its sales and marketing initiatives or research and development programs or to enter into license or other arrangements with third parties to commercialize products or technologies that it would otherwise seek to develop itself and commercialize itself. In such event, the business, prospects, financial condition, and results of operations of SheerVision may be adversely affected as it may be required to delay expansion or product introductions or enter into royalty, sales or other agreements with third parties in order to commercialize its products.

       SHEERVISION HAS NO MANUFACTURING FACILITIES AND IS DEPENDENT UPON A THIRD PARTY TO MANUFACTURE ITS PRODUCTS. SheerVision has no manufacturing facilities or expertise and has entered into manufacturing arrangements with a third party to manufacture its products. Accordingly, SheerVision's ability to commercialize its products is dependent, in part, on its relationships with its third party contract manufacturer and the ability of this manufacturer to manufacture SheerVision's products on a timely basis in accordance with SheerVision's specifications. While SheerVision believes that there are numerous third party manufacturers capable of manufacturing its products, should SheerVision not be able to continue to obtain contract manufacturing on commercially reasonable terms, or obtain its products rapidly when needed, it may experience difficulty commercializing its products.

       SHEERVISION IS RELIANT ON KEY MEMBERS OF MANAGEMENT. SheerVision's performance is substantially dependent on its key officers, particularly Suzanne Lewsadder and Jeffrey Lewsadder, the

Chief Executive Officer and President of SheerVision, respectively, for sales and marketing, research and development, manufacturing, and intellectual property protection and licensing. Although these officers are major stockholders of SheerVision, there can be no assurance these officers will continue to serve as officers or directors of SheerVision. The inability to retain and continue to attract and retain qualified management and staff could significantly delay and may prevent the achievement of SheerVision's research, development and business objectives, and could have a material adverse effect on the business, prospects, financial conditions, and results of operations of SheerVision.

       THE INDUSTRY IN WHICH SHEERVISION OPERATES IS HIGHLY COMPETITIVE. Numerous well-known companies, which have substantially greater capital, research and development capabilities and experience than SheerVision, are presently engaged in the surgical loupe market. By virtue of having or introducing competitive products on the market before SheerVision, these entities may gain a competitive advantage. Further future technological developments may render some or all of SheerVision's current or future products noncompetitive or obsolete, and SheerVision may not be able to make the enhancements to its products necessary to compete successfully with newly emerging technologies. If SheerVision is unable to successfully compete in its chosen markets, its business prospects, financial condition, and results of operations would be materially adversely affected. See "Business - SheerVision - Competition".

       SHEERVISION IS CONTROLLED BY ITS FOUNDERS. Giving effect to the closing of the Transaction, Suzanne Lewsadder and Jeffrey Lewsadder, SheerVision's founders, directors, and executive officers, will beneficially own approximately 95% of the outstanding Common Stock. Accordingly, these individuals will be able to elect SheerVision's directors and control the outcome of virtually all important stockholder decisions and may make such decisions in their own interest, which may not be in the best interests of other stockholders.

       SHEERVISION'S LIMITED OPERATING HISTORY DOES NOT AFFORD INVESTORS A SUFFICIENT HISTORY ON WHICH TO BASE AN INVESTMENT DECISION. SheerVision has a limited operating history. Investors must consider the risks and difficulties the Registrant has encountered. Such risks include the following:

       o competition from companies that have substantially greater assets and financial resources than SheerVision has;

       o ability to anticipate and adapt to a competitive market and rapid technological developments;

       o amount and timing of operating costs and capital expenditures relating to expansion of SheerVision's business, operations and infrastructure; and

       o dependence upon key personnel including key independent consultants and advisors.

       SheerVision cannot provide assurance that its strategy will be successful or that it will successfully address these risks. In the event that the Registrant does not successfully address these risks, its business, prospects, financial condition, and results of operations could be materially and adversely affected. In such event, SheerVision may be required to reduce its staff, discontinue certain of its products or services, and cease to operate.

       THE FAILURE OF SHEERVISION TO PROTECT ITS INTELLECTUAL PROPERTY COULD HAVE AN ADVERSE AFFECT ON SHEERVISION AND, FOLLOWING THE CLOSING OF THE TRANSACTION, THE REGISTRANT. SheerVision relies on trademark and trade secret to protect its intellectual property. SheerVision cannot be sure that these intellectual property rights can be successfully asserted in the future or will not be invalidated, circumvented or challenged. The failure to protect SheerVision's proprietary information, and any successful intellectual property challenges or infringement proceedings against SheerVision or, following the closing of the Transaction, the Registrant, could have a material adverse effect on its business, prospects, financial condition and results of operations.

       THE FAILURE OF SHEERVISION TO MAINTAIN AND DEVELOP ITS BRAND NAMES COULD ADVERSELY AFFECT IT'S REVENUES. SheerVision believes that maintaining and developing its brand names, including the name "SheerVision", are critical to the Registrant's success. The importance of SheerVision's name recognition may increase as its products gain market acceptance and as SheerVision enters additional markets. SheerVision is incurring substantial expenditure to create and maintain brand name recognition and loyalty. If SheerVision's brand building strategy is unsuccessful, SheerVision may be unable to increase it future revenues or expand its products and services. Such events would have a material adverse effect on its business, prospects, financial condition and results of operations.

       AN INABILITY TO RESPOND TO CHANGES IN CONSUMER DEMANDS IN A TIMELY MANNER COULD ADVERSELY AFFECT SHEERVISION'S BUSINESS, PROSPECTS, FINANCIAL CONDITION, AND RESULTS OF OPERATIONS. SheerVision's success depends on its ability to identify, originate and define product trends in its markets, as well as to anticipate, gauge and react to changing consumer demands in a timely manner. SheerVision's products must appeal to a broad range of consumers whose preferences cannot be predicted with certainty and are subject to periodic change. SheerVision may not be able to meet changing consumer demands in the future. If SheerVision misjudges the market for its products it may be faced with significant excess inventories for some products and missed opportunities for other products.

     SHEERVISION'S AGREEMENT TO MANUFACTURE LOUPES AS AN OEM FOR A MAJOR OPTICAL COMPANY EXPIRES IN APRIL 2006. In addition to manufacturing and offering loupes under its own brand name, SheerVision offers its loupes as OEM for a major optical company. During the years ended August 31, 2005 and 2004, sales to such customer represented 5% and 19%, respectively, of SheerVision's total revenues. The agreement governing such relationship expires in April 2006. While SheerVision anticipates that a new agreement shall be entered into by the parties on mutually agreeable terms, neither SheerVision nor the Registrant can provide assurance that such agreement will be entered into on a timely basis, on terms consistent with the current agreement, or at all. While the portion of SheerVision's business attributable to such relationship has decreased and continues to decrease materially, any termination of such agreement could have an adverse effect on the business, prospects, financial, and results of operations of SheerVision.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

       THE FOLLOWING MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS CONTAINS FORWARD-LOOKING STATEMENTS WHICH INVOLVE RISKS AND UNCERTAINTIES. SHEERVISION'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH UNDER "RISK FACTORS" AND ELSEWHERE IN THIS REPORT. THE REGISTRANT ASSUMES NO OBLIGATION TO UPDATE FORWARD-LOOKING STATEMENTS OR THE RISK FACTORS. YOU SHOULD READ THE FOLLOWING DISCUSSION IN CONJUNCTION WITH SHEERVISION'S FINANCIAL STATEMENTS AND RELATED NOTES FILED AS AN EXHIBIT TO THIS REPORT.

OVERVIEW

       SheerVision designs and sells proprietary surgical loupes and light sources to the dental and medical markets and has quickly captured a leading position in the dental hygiene market segment. In addition, SheerVision acts as the OEM to a major optical company, supplying its proprietary loupes under such company's brand name. Through its exclusive arrangement with a manufacturer based in Asia, SheerVision can provide top quality loupes directly to end-users at substantially lower prices than similar products.

       Since its inception in 1999, SheerVision has rapidly established a significant base of operations characterized by steady sales growth, the deployment of a top-notch dedicated sales force, the implementation of a strategic marketing program, and continued product development activities.

       For the years ended August 31, 2005 and August 31, 2004, the single largest customer accounted for 5% and 19% of SheerVision's revenues respectively. As of August 31, 2005, SheerVision had a working capital deficit of $62,578 and an accumulated deficit of $58,998. SheerVision generated revenues of $1,972,460 for the year ended August 31, 2005 and recorded a net income of $21,006. In addition, during the year ended August 31, 2005, net cash used in operating activities was $7,312.

In September 2005, SheerVision consummated a private offering (the "OFFERING") of securities of 24 units, at an offering price of $50,000 per Unit, each unit consisting of 12% senior secured convertible notes, each in the aggregate principal amount of $50,000, due 2006 (the "BRIDGE NOTES"), and warrants to purchase an aggregate of 1,200 (11,430 giving effect to the Transaction) shares of common stock of SheerVision (the "BRIDGE WARRANTS") through Northeast
Securities Corp., a registered broker-dealer. In December 2005, SheerVision entered into an agreement with a bank for a revolving credit facility of up to $300,000 (the "CREDIT LINE"). See "Management's Discussion and Analysis of
Financial   Condition   and  Results  of  Operations  -  Liquidity  and  Capital
Resources".

ACCOUNTING PRINCIPLES

       Below is a brief description of basic accounting principles which SheerVision has adopted in determining its recognition of revenues and expenses.

       REVENUES.  Sales revenues are  recognized  upon the shipment of products.

       COST OF GOODS SOLD. Cost of goods sold consists of costs of goods purchased from SheerVision's exclusive manufacturer. Many factors affect SheerVision's cost of goods sold, including, but not limited to, inflation and currency fluctuations related to amounts payable to this manufacturer.

       EXPENSES. SheerVision's operating expenses for the year ended August 31, 2005 and the year ended August 31, 2004 were comprised of costs for sales and marketing, general and administrative expenses and research and product development.

       Selling and marketing expenses consisted primarily of commissions paid to internal sales personnel, trade show expenses and travel expenses associated with the sales activities.

       General and administrative expenses included all corporate and administrative functions that serve to support SheerVision's current and future operations and provide an infrastructure to support future growth. Major items in this category included management and staff salaries, rent/leases, professional services, and travel and entertainment. Management expects these expenses to increase as a result of increased legal and accounting fees anticipated in connection with SheerVision's compliance with ongoing reporting and accounting requirements of the Securities and Exchange Commission and to the extent that management expands SheerVision's business. Sales and marketing costs are expected to fluctuate as a percentage of revenue due to the addition of sales personnel and various marketing activities planned throughout the year.

       INVENTORY. Inventory is stated at the lower of cost (first-in, first-out method) or market and consists solely of finished goods.

       DEFERRED FINANCING COSTS. Deferred financing costs represent legal and other fees associated with the issuance by the Company of 12% Bridge Notes in September 2005. These costs will be amortized over the one year life of the associated notes.

       INCOME TAXES. SheerVision accounts for income taxes using the liability method as prescribed by Statement of Financial Accounting Standards No. 109, ACCOUNTING FOR INCOME TAXES. Deferred income taxes reflect temporary differences in reporting assets and liabilities for income tax and financial accounting purposes. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

       LONG-LIVED ASSETS. SheerVision's management evaluates the recoverability of SheerVision's long-lived assets whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. Any impairment of value will be recognized as an expense in the statement of operations.

       CONCENTRATION OF CREDIT RISK. SheerVision maintains cash balances with various financial institutions, which at times may exceed the Federal Deposit Insurance Corporation limit. SheerVision has not experienced any losses to date as a result of this policy and management believes that there is little risk of loss.

       ACCOUNTS  RECEIVABLE.   Accounts  receivable  are  reported  net  of  any
write-off   for   uncollectible   accounts.   Accounts   are  written  off  when
significantly past due after exhaustive efforts at collection.

RESULTS OF OPERATIONS

       The following table sets forth, for the periods indicated, certain line items from our statement of operations, as well as expressed as a percentage of SheerVision's net sales:

                                              YEAR ENDED      FOUR MONTHS ENDED
                                              AUGUST 31,         DECEMBER 31,
                                           ---------------    -----------------
                                            2005    2004(1)    2005      2004(1)
                                           ------   ------    ------     ------

Net Sales                                  100.0%   100.0%    100.0%     100.0%
Cost of Goods Sold                          35.5%    43.2%     48.7%      33.6%
Gross Profit                                64.5%    56.8%    51.30%      66.4%
Operating Expenses
    Shipping Expenses                       4.71%     2.9%      4.8%       5.2%
    Selling Expenses                        25.9%    28.1%     40.4%      33.1%
    General and Administrative Expenses     32.5%    22.9%     42.8%      34.4%
    Product Development Expenses             0.4%     1.6%      1.2%       1.8%
       Total Operating Expenses             63.6%    55.8%     89.2%      74.5%
Income (Loss) from Operations                0.9%     1.0%    -37.9%      -8.1%
Other (Income)/Expense                       0.0%     0.0%     14.1%       0.0%
Provision (Benefit) for Income Tax
    Current                                  0.4%     0.2%      0.0%       0.0%
    Deferred                                (0.6%)    1.8%      0.0%       0.0%
Net Income (Loss)                            1.1%    (1.0%)   -52.0%      -8.1%

----------
(1) During the year ended August 31, 2005, management of SheerVision discovered errors pertaining to the year ended August 31, 2004. These errors resulted in an understatement of previously reported accounts payable in the amount of $33,952 and an overstatement in previously reported accounts receivable in the amount of $27,000. An adjustment to trade show expense also resulted in an increase to prepaid and other current assets in the amount of $33,825. In addition, a change in accounting method from cash to accrual as of August 31, 2004 resulted in an increase in deferred taxes in the amount of $33,596. Accordingly, prior period adjustments were made to increase prepaid expenses and other current assets and accounts payable by $33,825 and $33,952, respectively. In addition, accounts receivable was reduced by $27,000. An adjustment was also made to increase deferred income taxes payable in the amount of $33,596. Net income was reduced by $60,723 for the year ended August 31, 2004 and retained earnings of $244,525, as originally reported was reduced by $60,723 to $183,802 as of August 31, 2004.

       YEAR ENDED AUGUST 31, 2005 COMPARED TO THE YEAR ENDED AUGUST 31, 2004

       REVENUE. Revenue increased by $96,374 or 4.9% from $1,876,086 for the year ended August 31, 2004 to $1,972,460 for the year ended August 31, 2005. This increase resulted primarily from sales to international customers.

       COST OF REVENUE. Cost of revenue decreased by $110,247 or 15.8%, from $810,378 for the year ended August 31, 2004 to $700,131 for the year ended August 31, 2005. The decrease in cost of revenue resulted from production and purchasing efficiencies achieved during the year ended August 31, 2005. As a percentage of revenue, cost of revenue decreased from 43.2% of revenue in the year ended August 31, 2004 to 35.5% of revenue in the year ended August 31, 2005. The percentage of revenue attributable to distributor sales was 6% for the period ending august 31, 2005 and 23% for the period ending August 31, 2004

       GROSS PROFIT. Gross profit increased by $206,621, or 19.4% from $1,046,926 for the year ended August 31, 2004 to $1,254,445 for the year ended August 31, 2005. The increase in gross profit was primarily due to the reduction of cost of goods as a percentage of revenue. The gross profit was 56.8% of revenue for the year ended August 31, 2004 compared to 64.5% of revenue for the year ended August 31, 2005.

       OPERATING EXPENSES. Operating expenses increased by $207,516, or 19.8%, to $1,254,445 for the year ended August 31, 2005 as compared to $1,046,929 for the year ended August 31, 2004, as a result of increased shipping, selling, and general and administrative expenses, offset by lower product development expenses during the year ended August 31, 2005. Shipping expenses increased by $38,600, or 71.0%, to $92,985 during the year ended August 31, 2005, as compared to $54,377 during the year ended August 31, 2004, as a result of international shipping and the increase in sales to the Dental Hygienist schools where SheerVision will ship directly to the school at no charge to the customers. Selling expenses decreased by $21,388, or 4.0%, to $511,698 for the year ended August 31, 2005, as compared to $533,086 during the year ended August 31, 2004, as a result of a reduction in fees for merchant transactions. General and administrative expenses increased $211,605 or 49.2% from $429,707 for the year ended August 31, 2004 to $641,312 for the year ended August 31, 2005, primarily as a result of increased professional fees, including legal and accounting costs, and an increase in staff salaries during the year ended August 31, 2005 as a result of the hiring of additional personnel. General and administrative costs are expected to increase in future periods as a result of our being a public company as a result of which there will be additional costs for, among other things, professional services and insurance costs. Product development expenses decreased by $21,309, or 71.6%, to $8,450 for the year ended August 31, 2005, as compared to $29,759 during the year ended August 31, 2004, as a result of the completion of the development of the extra light product line of Loupes for the dental hygiene market during the year ended August 31, 2004.

       For the year ended August 31, 2004, SheerVision recorded an income tax provision of $37,654. For the year ended August 31, 2005, SheerVision recorded an income tax provision of $(3,122).

       As a result of the foregoing, SheerVision's net income increased $39,881 to $21,006 for the year ended August 31, 2005 compared to a deficit of $18,875 for the year ended August 31, 2004.

       FOUR MONTHS ENDED DECEMBER 31, 2005 COMPARED TO THE FOUR MONTHS ENDED DECEMBER 31, 2004

       REVENUE. Revenue increased by $430,873, or 47.5%, from $475,976 for the four months ended December 31, 2004 to $906,850 for the four months ended December 31, 2005. This increase resulted primarily from an increase in net sales of SheerVision's loupes to the Dental Hygenist market as well as distributor sales of 23% of revenue for the period ending December 31, 2005 vs 0.% for the four months ending December 31, 2004, OEM sales during this period were 13% and 0% of total revenues. Based on SheerVision's current sales, including orders in process, its annual run rate is approaching $6 million.

       COST OF REVENUE. Cost of revenue increased by $281,591, or 63.8%, from $160,043 for the four months ended December 31, 2004 to $441,634 for the four months ended December 31, 2005, primarily as a result of the aforementioned increase in sales. As a percentage of revenue, cost of revenue increased from 33.6% of revenue in the four months ended December 31, 2004 to 48.7% of revenue in the year ended December 31, 2005. This increase was attributable to an increase in distributor sales which generated a lower margin than retail sales.

       GROSS PROFIT. Gross profit increased by $149,283, or 32.1%, from $315,933 for the four months ended December 31, 2004 to $465,216 for the four months ended December 31, 2005. The increase in gross profit was primarily due to the aforementioned increase in net sales, offset in part by lower margins attributable to sales made through distributors during the four months ended December 31, 2005. The gross profit was 66.4% of revenue for the four months ended December 31, 2004 compared to 51.3% of revenue for the four months ended December 31, 2004.

       OPERATING EXPENSES. Operating expenses increased by $454,146, or 56.2%, to $808,583 for the four months ended December 31, 2005 as compared to $354,437 for the four months ended December 31, 2004, as a result of increased shipping, selling, and general and administrative expenses, offset by lower product development expenses during the four months ended December 31, 2005. Shipping expenses increased by $18,203, or 42.2%, to $43,104 during the four months ended December 31, 2005, as compared to $24,901 during the four months ended December 31, 2004, as a result of increase product shipments. Selling expenses increased by $208,726, or 57.0%, to $366,104 for the four months ended December 31, 2005 as compared to $157,378 for the four months ended December 31, 2004, as a result of increase in commission expense, travel related sales expense, trade show expenses, and additional sales personnel in support of increased sales volume. General and administrative expenses increased $224,792, or 57.9% from $163,708 for the four months ended December 31, 2004 to $388,500 for the four months ended December 31, 2005, primarily as a result of an increase in staff salaries and related expenses during the four months ended December 31, 2005 as a result of the hiring of additional personnel in support of customer service related activities needed to support additional sales. General and administrative costs are expected to increase in future periods as a result of our being a public company as a result of which there will be additional costs for, among other things, professional services and insurance costs. Product development expenses increased by $2,425, or 22.3%, to $10,875 for the four months ended December 31, 2005, as compared to $8,450 during the four months ended December 31, 2004, as a result of the completion of the development of the extra-light product line of Loupes and the development of the Company's new light source

       LOSS FROM OPERATIONS. Loss from operations increased by $304,864 to $343,268 for the four months ended December 31, 2005, compared to a loss of $38,504 for the four months ended December 31, 2004. This increase was the result of additional expenses in support of an aggressive sales and marketing initative instituted for fiscal 2006.

       INTEREST EXPENSE. Interest expense, for the four months ended December 31, 2005 increased by $45,752 from interest expense of $0 the four months ended December 31, 2004. Interest expense related primarily to the issuance of 12% secured convertible notes in September 2005.

       AMORTIZATION. Amortization for the four months ended December 31, 2005 increased by $82,488 from amortization expense of $0 the four months ended December 31, 2004. Amortization related to the deferred financing costs associated with the issuance of secured convertible notes in September 2005.

LIQUIDITY AND CAPITAL RESOURCES

       To date, SheerVision has financed its operations principally through internally generated funds, a bank line of credit, and proceeds of a private offering of securities which were used to purchase approximately 54.6% of the outstanding Common Stock of the Registrant, a non-operating public shell. SheerVision believes that its available resources and cashflow will be sufficient to meet its anticipated operating cash needs for at least the next 6 months, until the Bridge Notes become due. SheerVision can provide no assurance that additional funding will be available on terms acceptable to SheerVision, or at all. Accordingly, SheerVision may not be able to secure the funding which is required to expand sales and marketing and research and development programs beyond their current levels or at levels that may be required in the future. If SheerVision cannot secure adequate financing, SheerVision may be required to delay, scale back or eliminate one or more of its sales and marketing initiatives or research and development programs or to enter into license or other arrangements with third parties to commercialize products or technologies that it would otherwise seek to develop itself and commercialize itself.

In September 2005, SheerVision consummated a private offering of securities of 24 units, each unit consisting of $50,000 principal amount of Bridge Notes and 1,200 Bridge Warrants (11,430 giving effect to the Transaction) through Northeast Securities Corp., a registered broker-dealer. The Bridge Notes accrue interest at the rate of 12% per annum and are secured by a lien on all of the assets of SheerVision. Of the principal amount of the Notes, 22.5% is convertible into shares of common stock of SheerVision at the conversion price of $2.70 per share, provided, however, that, giving effect to the closing of the Transaction, such portion of the principal amount of the Notes shall be convertible into shares of Common Stock at the conversion price of $2.70 per share. The conversion price is subject to adjustment upon adjustment or reclassification of the securities issuable upon the conversion thereof and in the event of certain issuances at effective prices below the conversion price. The Bridge Notes are secured by a security interest in all the Companys's assets and are expressly subordinated to the Credit Line. The Bridge Warrants are exercisable for shares of common stock of SheerVision at the exercise price of $2.70 per share, provided, however, that, giving effect to the closing of the Transaction, the Bridge Warrants shall be exercisable for shares of Common Stock at the exercise price of $.28 per share at any time and from time to time until September 2010. The exercise price is subject to adjustment upon adjustment or reclassification of the securities issuable upon the conversion thereof and in the event of certain issuances at effective prices below the exercise price. All purchasers in such offering were "accredited investors" as defined in Rule 501(a) of Regulation D under the Securities Act. In connection with such offering, SheerVision granted to Northeast Securities Corp. warrants exercisable for an aggregate of 25,000 shares of common stock of SheerVision (238,129 shares of Common Stock of the Registrant giving effect to the Transaction), exercisable at $2.70 per share (approximately $0.28 per share giving effect to the Transaction), exercisable for five years.

       In December 2005, SheerVision entered into the Credit Line, which provides up to $300,000 of credit to SheerVision. The Credit Line will expire on January 15, 2007. The Credit Line bears interest at 1.25% above the bank prime rate and is collateralized by a security interest in all of the assets of SheerVision. In addition, all obligations to the bank are personally guaranteed by the two shareholders of SheerVison.

       SheerVision leases space under a non-cancellable lease that expires in October 2007, with minimum annual rentals as follows:

                 YEAR ENDING                       ANNUAL RENTAL
                 -----------                       -------------
                    2006                             $  36,456
                    2007                                40,128
                    2008                                 6,688
                                                     ---------
                                                      $ 83,272

       Rent expense for the years ended August 31, 2005 and 2004 was $18,141 and $17,696, respectively.

       The following factors, among others, could cause actual results to differ from those indicated in the above forward-looking statements: pricing pressures in the industry; an unexpected decrease in demand for SheerVision's products; its ability to attract new customers; an increase in competition in the optical products market; and the ability of some of our customers to obtain financing. These factors or additional risks and uncertainties not known to SheerVision or that it deems immaterial may impair business operations and may cause its actual results to differ materially from any forward-looking statement.

       Although SheerVision believes the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. The Registrant is under no duty to update any of the forward-looking statements after the date of this report to conform them to actual results or to make changes in its expectations.

       During the year ended August 31, 2005, net cash used in operations was $7,312, as compared to net cash provided by operation of $174,344 in the year ended August 31, 2004. This decrease was caused, in part, by the increases in accounts receivable and inventories of $13,421 and $108,170 respectively and deferred financing costs of $50,573 in the year ended August 31, 2004.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

       SheerVision is exposed to market risk for changes in interest rates as its bank borrowings accrue interest at floating rates of 1.25% over the Prime Lending Rate (currently at 8.75% per annum). SheerVision believes that changes in interest rates shall not have a material effect on its liquidity, financial condition or results of operations.

Impact of Inflation

       Management believes that results of operations are not dependent upon moderate changes in inflation rates as it expects to be able to pass along component price increases to our customers.

Seasonality

       SheerVision has not experienced any material seasonality in sales fluctuations over the past two years in the loupe and light markets. SheerVision experiences some immaterial seasonality in the dental hygiene market due to the nature of the school year. This flucuation does not effect the overall sales of the Company due to the demand in other market segments.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       The following table sets forth information as of the date hereof with respect to the beneficial ownership of the outstanding shares of Common Stock immediately prior to and following the Transaction by (i) each person known by the Registrant to beneficially own five percent (5%) or more of the outstanding shares; (ii) the Registrant's former officers and directors; (iii) the Registrant's current officers and directors; and (iv) the Registrant's current officers and directors as a group.

       As used in the table below, the term "BENEFICIAL OWNERSHIP" means the sole or shared power to vote or direct the voting, or to dispose or direct the disposition, of any security. A person is deemed as of any date to have beneficial ownership of any security that such person has a right to acquire within 60 days after such date. Except as otherwise indicated, the stockholders listed below have sole voting and investment powers with respect to the shares indicated. The table below is based on 1,110,521 shares of the Registrant issued and outstanding prior to the closing of the Transaction and assumes 10,000,152shares of common stock of the Registrant issued and outstanding after the Closing of the Transaction.

       SheerVision was party to an agreement, dated December 14, 2004, between Hallmark Capital Corp. ("Hallmark") and SheerVision pursuant to which Hallmark provided financial advisory services to SheerVision through September 15, 2005 in exchange for a non-refundable advisory fee of $15,000 and specified fixed success fees. SheerVision entered into a second agreement, dated September 15, 2005, with Hallmark pursuant to which Hallmark agreed to provide additional advisory services in exchange for consulting fees of $25,000 per quarter for eight quarters, commencing on September 30, 2005, and warrants to acquire an aggregate of 50,000 shares of SheerVision common stock (476,257 shares of Common Stock giving effect to the Transaction) at the exercise price of $23.70 per share (approximately $0.28 giving effect to the Transaction) exercisable for five years.

       Except as otherwise noted, the address of the referenced individual is c/o SheerVision, Inc., 4030 Palos Verdes Drive North, Suite 104, Rolling Hills, California 90274.

                                               SHARES OF COMMON STOCK            PERCENTAGE OF CLASS
                                                 BENEFICIALLY OWNED              BENEFICIALLY OWNED
                                          -------------------------------  -------------------------------

                                           IMMEDIATELY      IMMEDIATELY      IMMEDIATELY     IMMEDIATELY
        NAME AND ADDRESS OF                PRIOR TO THE    FOLLOWING THE    PRIOR TO THE    FOLLOWING THE
          BENEFICIAL OWNER                   CLOSING          CLOSING          CLOSING         CLOSING
-------------------------------------     --------------  ---------------  --------------  ---------------
SheerVision, Inc.                         610,514          0                55.0%           0.0%
4030 Palos Verdes Drive N.
Suite 104
Rolling Hills, California 90274

UTEK Corporation                          17,546           17,546           11.0%           *
202 South Wheeler Street
Plant City, Florida 33563

Suzanne Lewsadder (1)(2)                  0((3))           4,762,569        0.0%            47.5%

Jeffrey Lewsadder (1)(2)                  0((3))           4,762,568        0.0%            47.5%

Shemiran Hart (1)                         0                0                0.0%            0.0%

Sharon Biddle (1)                         0                0                0.0%            0.0%

David Frankel (1)                         0                0                0.0%            0.0%

All Current Executive Officers and
Directors as a group (5 persons)
                                          0                9,525,137        0               95.0%

(1)    Indicates Director.

(2)    Indicates Officer.

(3) The shares of Common Stock beneficially held and the percentage thereof immediately prior to the closing of the Transaction does not reflect 610,514 shares of Common Stock owned by SheerVision, Inc., which, in turn is 50% owned by each of Suzanne Lewsadder and Jeffrey Lewsadder. Such shares of Common Stock shall be cancelled upon the closing of the Transaction.

*      Less than 1.0%.

        DIRECTORS AND EXECUTIVE OFFICERS, PROMOTORS AND CONTROL PERSONS

       Set forth below is certain information with respect to the individuals who are directors and executive officers of the Registrant.

NAME                   AGE      POSITION
----                   ---      --------
Suzanne Lewsadder       59      Chief Executive Officer, Director and Treasurer
Jeffrey Lewsadder       49      President, Director and Secretary
Shamiran Hart           47      Director
Sharon Biddle           53      Director
David Frankel           54      Director

       SUZANNE LEWSADDER has served as Chief Executive Officer, Treasurer and a director of the Registrant since November 30, 2005. Ms. Lewsadder has also served as SheerVision, Inc.'s Chief Executive Officer since co-founding the company in 1999. Ms. Lewsadder has over twenty-five years experience starting and building enterprises, with a focus on operational management and strategic business development. As CEO of SheerVision, Ms. Lewsadder runs day-to-day operations, oversees strategic alliances and develops marketing strategies. Ms. Lewsadder holds a B.A. degree in Organization Communications, cum laude, from California State University. She holds no other directorships in any reporting companies. Suzanne Lewsadder is the wife of Jeffery Lewsadder.

       JEFFREY LEWSADDER has served as President, Secretary and a director of the Registrant since November 30, 2005. Mr. Lewsadder has also served as SheerVision, Inc.'s President since co-founding the company in 1999. Mr. Lewsadder is a veteran sales and marketing executive largely from the medical device industry. As President of SheerVision, Mr. Lewsadder is responsible for the overall sales and marketing activities of the firm, including trade shows, as well as product development. He is credited with the design and development of SheerVision's product line. He holds no other directorships in any reporting companies. Jeffrey Lewsadder is the husband of Suzanne Lewsadder.

       SHEMIRAN HART has served as a director of the Registrant since March 16, 2006. Ms. Hart is Division Controller of semiconductor manufacturer Veeco Instruments, Inc., where she has served in that capacity since 2005. She brings over fifteen years experience in public company financial management to her role as Board director. Previously, Ms. Hart was Division Controller of Teradyne, Inc., a S&P 500 corporation, from 1999 to 2005. Ms. Hart holds a B.S. in Business Administration, Magna Cum Laude, from the University of Southern California. She holds no other directorships in any reporting companies.

       SHARON BIDDLE has served as a director of the Registrant since March 16, 2006. Ms. Biddle is President and Publisher of The Real Estate Book for San Luis Obispo County, California, where she has served in that capacity since 1999. She brings over twenty-five years experience in corporate marketing and public relations to her role as Board director. Previously, Ms. Biddle served as the Vice President of Marketing for Jazzercise, Inc. Ms. Biddle holds a B.S. in Journalism and Marketing from Long Beach State University. She holds no other directorships in any reporting companies.

       DAVID FRANKEL has served as a director of the Registrant since March 16, 2006. Mr. Frankel is a CPA and has been a partner in accounting firm Frankel & Kohn since 2000. He brings over twenty-five years experience in financial consulting to his role as Board director. Mr. Frankel has been a financial and tax consultant to SheerVision, Inc. since its inception in 1999 and briefly served as its interim CFO during 2005. Mr. Frankel holds a B.S. in Business Administration and is ABV accredited. He holds no other directorships in any reporting companies.

       Neither of Ms. Hart, Ms. Biddle, or Mr. Frankel owns any stock in the Registrant (or SheerVision, Inc.) nor holds any position as an officer of the Registrant as of the date hereof.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

       During the year ended June 30, 2005 and during the 9 months ended March 31, 2006, the Board of Directors of the Registrant held one meeting and took actions by written consent on four occasions throughout the respective time periods.

       During the year ended August 31, 2005 and during the seven months ended March 31, 2006, the Board of Directors of SheerVision held no meetings and took actions by written consent on five occasions throughout the respective time periods.

COMMITTEES OF THE BOARD OF DIRECTORS

       Upon the closing of the Transaction the Registrant intends to establish an audit committee, a compensation committee, and a nominating and corporate governance committee of the Board of Directors which shall be responsible, respectively, for the matters described below.

       AUDIT COMMITTEE

       The audit committee shall be responsible for the following:

       o reviewing the results of the audit engagement with the independent auditors;

       o identifying irregularities in the management of our business in consultation with our independent accountants, and suggesting an appropriate course of action;

       o reviewing the adequacy, scope, and results of the internal accounting controls and procedures;

       o reviewing the degree of independence of the auditors, as well as the nature and scope of our relationship with our independent auditors;

       o  reviewing the auditors' fees; and

       o  recommending   the  engagement  of  auditors  to  the  full  board  of
          directors.

       A charter will be adopted will govern the audit committee. As of the closing of the Transaction, the members of the audit committee shall consist of the entire Board of Directors. As of the closing of the Transaction, none of the members of the audit committee is deemed an audit committee financial expert. The Board of Directors intends to increase the number of members of the Board of Directors and eventually appoint independent directors to serve on the audit committee, one of the individuals who shall serve on the audit committee will be deemed an audit committee financial expert.

       COMPENSATION COMMITTEE

       The compensation committee will determine the salaries and incentive compensation of the Registrant's officers and provide recommendations for the salaries and incentive compensation of its other employees and consultants.

       The compensation of the executive officers of the Registrant is generally determined by the compensation committee of its Board of Directors, subject to applicable employment agreements. The compensation programs of SheerVision to date are, and the compensation programs of the Registrant commencing at the Closing shall be, intended to enable the attraction, motivation, reward, and retention of the management talent required to achieve corporate objectives and thereby increase shareholder value. It has been the policy of SheerVision to provide incentives to its senior management to achieve both short-term and long-term objectives and to reward exceptional performance and contributions to the development of its business and the
Registrant anticipates that the Registrant shall adopt similar policies following the Closing. To attain these objectives, the executive compensation program may include a competitive base salary, cash incentive bonuses, and stock-based compensation.

       RELATIONSHIP OF COMPENSATION TO PERFORMANCE AND COMPENSATION OF CHIEF EXECUTIVE OFFICER.

       The compensation committee will annually establish, subject to the approval of the Board of Directors of the Registrant and any applicable employment agreements, the salaries that will be paid to the Registrant's executive officers during the coming year. In setting salaries, the compensation committee intends to take into account several factors, including the following:

       o  competitive compensation data;

       o the extent to which an individual may participate in the stock plans which may be maintained by the Registrant or SheerVision; and

       o  qualitative   factors   bearing   on   an   individual's   experience,
          responsibilities,   management  and  leadership  abilities,   and  job
          performance.

       As of the Closing of the Transaction, the members of the compensation committee shall consist of the entire Board of Directors. The Board of Directors intends to increase the number of members of the Board of Directors and eventually appoint independent directors to serve on the compensation committee.

       NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

       Each member of the Board of Directors participates in the consideration of director nominees. Stockholders may submit the names and five year backgrounds for the Board of Directors' consideration in its selection of nominees for directors in writing to the Secretary of the Registrant at the Registrant's address set forth in this Form 8-K. Currently, share ownership of the Registrant is relatively concentrated in two shareholders; as such, it is improbable that any board nominee found to be unqualified or unacceptable by the majority shareholders could be selected as a member of the Board of Directors. Accordingly, there is no nominating committee and the Registrant does not rely on pre-approval policies and procedures for its nomination process. The Registrant will implement the necessary formation of a nominating committee and will establish proper policies and procedures upon such time as the Registrant's share ownership is diversified.

CODE OF ETHICS

       The Registrant adopted a Code of Ethics (filed hereto as Exhibit 14.1) that applies to its officers, employees and directors, including its principal executive officers, principal financial officers and principal accounting officers. Prior thereto, the Registrant had no formal, written code of ethics. The code of ethics sets forth written standards that are designated to deter wrongdoing and to promote:

       o Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

       o Full, fair, accurate, timely and understandable disclosure in reports and documents that a we file with, or submit to, the SEC and in other public communications made by the Registrant

       o  Compliance with applicable governmental laws, rules and regulations;

       o The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code of ethics; and

       o  Accountability for adherence to the code of ethics.

                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

       The following table sets forth the compensation earned during the years ended December 31, 2003, 2004 and 2005 by the Registrant's former Chief Executive Officer and as of the Closing, the Registrant's current Chief Executive Officer and of each executive whose annual compensation in the fiscal year ended December 31, 2003, 2004 and 2005 exceeded $100,000:

                 SUMMARY COMPENSATION TABLE FOR LAST FISCAL YEAR


                                                                   LONG TERM
                                                                 COMPENSATION
                                        ANNUAL COMPENSATION         AWARDS
                                        -------------------         ------
                                                                  SECURITIES
NAME AND PRINCIPAL POSITION    YEAR     SALARY($)  BONUS($)   UNDERLYING OPTIONS
---------------------------    ----     ---------  --------   ------------------
Howard A. Scala                2005     0
                               2004     0            None            None
                               2003     0
Laurie C. Scala                2005     0
                               2004     0            None            None
                               2003     0
Suzanne Lewsadder              2005     0
                               2004     N/A          None            None
                               2003     N/A
Sharon Biddle                  2005     0
                               2004     N/A          None            None
                               2003     N/A
David Frankel                  2005     0
                               2004     N/A          None            None
                               2003     N/A
Shemi Hart                     2005     0
                               2004     N/A          None            None
                               2003     N/A

       The Registrant has not granted any options and/or freestanding SARs to any executive officer during the years ended December 31, 2005, 2004 and 2003. Neither of SheerVision nor the Registrant have any stock option or other incentive benefit plans.

       The Registrant does not currently have employment agreements with executive officers or any key employees.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

       The Registrant and SheerVision's policy is to enter into transactions with related parties on terms that, on the whole, are no more favorable, or no less favorable, than those available from unaffiliated third parties. Based on the SheerVision's experience in the business sectors in which it operates and the terms of its transactions with unaffiliated third parties, we believe that all of the transactions described below met this policy standard at the time they occurred.

       On December 1, 2005 the Registrant entered into a Securities Purchase Agreement (the "SPA"), dated as of November 30, 2005, with SheerVision and Laurie C. Scala and Howard A. Scala (the "SCALAS"), who collectively then owned beneficially and of record 4,517,800 shares (the "SHARES") of Common Stock, whereby the Scalas sold the Shares to SheerVision for cash consideration in the total aggregate amount of US$625,000 the ("STOCK PURCHASE"). The Shares included all shares of Common Stock owned beneficially or of record thereby, or issuable upon the exercise, conversion, or exchange of securities or obligations held by, or owed to, either of the Scalas, other than an aggregate of 1,933 shares of Common Stock held by the Sellers in a custodial capacity and one or more individual retirement accounts. As a result of the closing of the Stock Purchase, SheerVision acquired 54.6% of the total outstanding shares of the Registrant's capital stock and 54.6% total voting power of the Registrant's outstanding voting securities. Prior to the Stock Purchase, the Board approved the Transaction.

                            DESCRIPTION OF SECURITIES

GENERAL

       At the date hereof the Registrant is authorized to issue 50,000,000 shares of Common Stock. As of March 24, 2006, 1,111,837 shares of Common Stock were outstanding and held of record by 118 stockholders.

COMMON STOCK

       Holders of common stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. There is no cumulative voting for the election of directors. Subject to the prior rights of any class or series of preferred stock which may from time to time be outstanding, if any, holders of common stock are entitled to receive ratably, dividends when, as, and if declared by our board of directors out of funds legally available for that purpose and, upon our liquidation, dissolution, or winding up, are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preferences on the preferred stock, if any. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities. The outstanding common stock is validly authorized and issued, fully-paid and nonassessable.

       The shares of common stock offered in this Form 8-K have been fully paid and not liable for further call or assessment. Holders of the common stock do not have cumulative voting rights, which means that the holders of more than one half of the outstanding shares of common stock, subject to the rights of the holders of the preferred stock, if any, can elect all of our directors, if they choose to do so. In this event, the holders of the remaining shares of common stock would not be able to elect any directors. Except as otherwise required by Delaware law, and subject to the rights of the holders of preferred stock, if any, all stockholder action is taken by the vote of a majority of the outstanding shares of common stock voting as a single class present at a meeting of stockholders at which a quorum consisting of a majority of the outstanding shares of common stock is present in person or proxy.

STOCK SYMBOL; TRADING OF COMMON STOCK

       The Registrant's common stock is quoted on the OTC Bulletin Board under the symbol "CWTT".

TRANSFER AGENT AND REGISTRAR

       The transfer agent and registrar for the Common Stock of the Registrant is Fidelity Transfer Company.

                MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
                  COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

       Effective at the close of business on March 21, 2006, the Registrant effected a 1-for-7.4 reverse split of the outstanding Common Stock. The Registrant's common stock is quoted on the OTC Bulletin Board under the symbol CWTT. Through March 21, 2006, the Common Stock was quoted on the OTC Bulletin Board under the symbol CWTI.

       Giving effect to such reverse split, the following table shows, for the periods indicated, the high and low bid prices of a share of Common Stock for each quarter for the fiscal years ended December 31, 2003, December 31, 2004, December 31, 2005, and the first quarter of 2006:

       QUARTER ENDING:                               HIGH     LOW
       March 31, 2006 (through March 20, 2006) ...   1.78    0.30

       QUARTER
       ENDING DECEMBER 31, 2005:
       December 31, 2005 .........................   0.96    0.44
       September 30, 2005 ........................   0.96    0.52
       June 30, 2005 .............................   0.74    0.52
       March 31, 2005 ............................   0.96    0.52

       QUARTER
       ENDING DECEMBER 31, 2004:
       December 31, 2004 .........................   1.26    0.52
       September 30, 2004 ........................   1.48    1.11
       June 30, 2004 .............................   2.29    1.11
       March 31, 2004 ............................   3.40    1.04

       QUARTER
       ENDING DECEMBER 31, 2003:
       December 31, 2003 .........................   1.92    0.96
       September 30, 2003 ........................   2.59    0.74
       June 30, 2003 .............................   0.74    0.59
       March 31, 2003 ............................   1.11    0.52

       The quotations reflect inter-dealer prices, without retail markups, markdowns, or commissions and do not necessarily represent actual transactions. The quotations were derived from Bloomberg L.P.

       The  Registrant   estimates  that  as  of  March  23,  2006,  there  were
approximately 118 holders of record of the Registrant's Common Stock.

       The Registrant has not declared nor paid any cash dividend on its Common Stock, and the Registrant currently intends to retain future earnings, if any, to finance the expansion of its business, and does not expect to pay any cash dividends in the foreseeable future. The decision whether to pay cash dividends on its Common Stock will be made by the Board of Directors, in their discretion, and will depend on the Registrant's financial condition, operating results, capital requirements and other factors that the Board of Directors considers significant.

                         CHANGE IN AUDITORS/ACCOUNTANTS

       The auditors for the Registrant are Baumann, Raymondo & Company, P.A. ("BAUMANN RAYMONDO").

       The auditors for SheerVision, Inc. are Miller, Ellin & Company, LLP ("MILLER ELLIN").

       The Registrant allowed Baumann Raymondo and Miller Ellin to review this Form 8-K before it was filed with the Commission. Miller Ellin has not furnished the Registrant with a clarification or disagreement with the information set forth herein.

                                LEGAL PROCEEDINGS

       SheerVision currently, and from time to time, is involved in litigation incidental to the conduct of its business. SheerVision does not believe that the damages claimed against SheerVision in any of these proceedings is material.

                     RECENT SALES OF UNREGISTERED SECURITIES

       During the last three years, the Registrant has issued unregistered securities to the persons, as described below. None of these transactions involved any underwriters, underwriting discounts or commissions, except as specified below, or any public offering, and the Registrant believes that each transaction was exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof and/or Rule 506 of Regulation D promulgated thereunder. All recipients had adequate access, though their relationships with the Registrant, to information about the Registrant.

       On December 1, 2005, the Registrant entered into a Securities Purchase Agreement which is hereby incorporated by reference to the Company's Report on Form 8-K which was filed with the Commission on December 7, 2005, dated as of November 30, 2005, with SheerVision, Inc., and Laurie C. Scala and Howard A. Scala (the "Sellers"), who collectively owned beneficially and of record 4,517,800 shares (the "Shares") of Common Stock of the Company, whereby the Sellers sold all of the Shares to SheerVision for cash consideration in the aggregate amount of US$625,000. The Shares include all shares of Common Stock owned beneficially or of record by the Sellers, or issuable upon the exercise, conversion, or exchange of securities or obligations held by, or owed to, either of the Sellers, other than an aggregate of 14,300 shares of Common Stock held by the Sellers in a custodial capacity and one or more individual retirement accounts. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources".

       During the last three years, SheerVision has issued unregistered securities, as described below. None of these transactions involved any underwriters, underwriting discounts or commissions, except as specified below, or any public offering, and SheerVision believes that each transaction was exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof and/or Rule 506 of Regulation D promulgated thereunder. All recipients had adequate access, though their relationships with SheerVision, to information about SheerVision.

       Pursuant to a Confidential Private Placement Memorandum, dated August 24, 2005, SheerVision offered to persons who are "ACCREDITED INVESTORS", as such term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended, up to 24 units (the "UNITS"), each Unit consisting of $50,000 principal amount of Bridge Notes and Bridge Warrants to acquire an aggregate of 1,200 shares of the common stock, par value $0.001 per share of SheerVision at the exercise price of $2.70 per share. The Offering was conducted in compliance with Rule 506 of Regulation D promulgated under the Securities Act Northeast Securities, Inc., (the "PLACEMENT AGENT") was engaged by Sheervision to act as its exclusive placement agent in connection with the Offering. The Offering was conducted on a "best efforts any or all" basis. Except as otherwise permitted by the SheerVision and the Placement Agent, individual subscriptions were at least $50,000 in amount. The accredited investors purchased a total of 24 Units. In connection with such offering, SheerVision granted to Northeast Securities Corp. warrants to acquire shares of common stock of SheerVision. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources".

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

       Under the General Corporation Law of the State of Delaware, the Registrant has the power to indemnify any of its directors or executive officers who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative as a result of such person being a director or executive officer of the Registrant or any other corporation, partnership, joint venture or other enterprise at the Registrant's request. The statutory indemnification covers expenses, judgment, fines and amounts paid in settlement if the director or executive officers acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding if he had not reasonable cause to believe his conduct was unlawful.

       The Registrant's Bylaws provide that it will indemnify its officers and directors and advance expenses to its officers and directors, to the extent permitted by the laws of the State of Delaware. The Registrant believes that these provisions are necessary to attract and retain qualified persons as directors and officers.

       The Registrant currently does not have directors and officers liability insurance.

       Insofar as indemnification for liabilities under the Securities Act may be permitted to executive officers and directors of the Registrant, it should be noted that it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy as expressed in such Securities Act and is therefore unenforceable.

                                      * * *

       The transaction described above is qualified in its entirety by the Exchange Agreement and related documents, copies of which have been filed as exhibits to this Current Report.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

       (a)    Financial Statements of Business Acquired.

Financial Statements of SheerVision, Inc. as of August 31, 2005 and 2004 with independent auditor's report (including balance sheets, statements of operations, holders' equity, cash flows for the years then ended and notes to the consolidated and combined financial statements) (filed as Exhibit 99.1 hereto).

Interim Financial Statements of SheerVision, Inc. as of December 31, 2005 and 2004 (unaudited).

       (b)    Pro Forma Financial Information

       (c)    Exhibits.*

       Exhibit
       Number                               Description
       ------                               -----------

       3.1 Certified copy of the Amended and Restated Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3.1 to the Form 8-K filed March 22, 2006 with the SEC.

       3.2           Bylaws of the  Registrant,  incorporated  by  reference  to
                     Exhibit 3.2 to the Form 10SB filed October 13, 1999 with the SEC.

       3.3           Articles of Incorporation of SheerVision, Inc.

       3.4 Certificate of Amendment to the Articles of Incorporation of SheerVision, Inc.

       3.5           Bylaws of SheerVision, Inc.

       4.1 Warrant for the purchase of common stock of SheerVision, Inc., issued to Patricia Hall, dated as of September 28, 2005.

       4.2 Warrant for the purchase of common stock of SheerVision, Inc., issued to Northeast Securities, dated as of September 19, 2005.

       4.3           Form of Common Stock Warrant from the Offering.

       10.1 Share Exchange and Reorganization Agreement, dated as of March 27, 2006, by and among Clean Water Technologies, Inc., SheerVision, Inc. and the shareholders of SheerVision.

       10.2 Commercial Real Estate Lease, by and among Academy Center LLC and Suzanne Lewsadder (d/b/a SheerVision, Inc.), dated as of August 26, 2005, and addendum, to be filed by amendment.

       10.3 Letter of Engagement with Northeast Securities, Inc., dated as of August 3, 2005.

       10.4          Confidentiality    and   Non-Disclosure    Agreement   with
                     Northeastern Securities, Inc., dated as of August 3, 2005.

       10.5 Letter of Engagement with Hallmark Capital Corp., dated as of December 14, 2004.

       10.6 Letter of Engagement with Hallmark Capital Corp., dated as of October 1, 2005.

       10.7 Letter Agreement with Javier Schmidt & Kalma, S.A, and addendum, dated as of November 14, 2005.

       10.8 Promissory Note issued to SheerVision, Inc. by Vineyard Bank, dated as of December 7, 2005 in the aggregate principal amount of $300,000.

       10.9 Commercial Security Agreement between Sheervision, Inc. and Vineyard Bank, dated as of December 7, 2005.

       10.10 Business Loan Agreement between SheerVision, Inc. and Vineyard Bank, dated as of December 7, 2005.

       10.11         Agreement to Provide  Insurance between  SheerVision,  Inc.
                     and Vineyard Bank, dated as of December 7, 2005.

       10.12 Commercial Guaranty by Suzanne Lewsadder, on behalf of SheerVision, Inc., dated as of December 7, 2005.

       10.13 Commercial Guaranty by Jeffrey Lewsadder, on behalf of SheerVision, Inc., dated as of December 7, 2005.

       10.14 Change in Terms Agreement between SheerVision, Inc. and Vineyard Bank and accompanying Disbursement Request and Authorization for the Variable Rate Nondisclosable Revolving Line of Credit, dated as of January 5, 2006.

       10.15         Form of Promissory Note from the Offering.

       10.16         Form of Subscription Agreement from the Offering.

       10.17         Form of Intercreditor Agreement from the Offering.

       10.18 Securities Purchase Agreement, dated as of December 1, 2005, incorporated by reference as Exhibit 10.1 to the Current Report on Form 8-K filed December 7, 2005 with the SEC.

       14.1          Code of Ethics

       17.1 Resignation Letter of Laurie C. Scala as director of the Company, dated as of January 19, 2006, incorporated by reference to Exhibit 17.1 to the Form 10QSB/A for the quarter ended December 30, 2005 filed February 28, 2006 with the SEC.

       17.2 Resignation Letter of Laurie C. Scala as director of the Company, dated as of January 19, 2006, incorporated by reference to Exhibit 17.1 to the Form 10QSB/A for the quarter ended December 30, 2005 filed February 28, 2006 with the SEC.

       19.1 Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934, first sent to Shareholders on February 23, 2006, incorporated by reference to the
                     Schedule 14c information statement filed with the SEC on February 23, 2006

       31.1 Certification of C.E.O. of Registrant pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

       31.2          Certification  of C.E.O. of SheerVision,  Inc.  pursuant to
                     Section 302 of the Sarbanes-Oxley Act of 2002.

       32.1          Certification of C.E.O. of Registrant pursuant to 18 U.S.C.
                     Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

       32.2 Certification of C.E.O. of SheerVision, Inc. pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

       99.1 Audited Financial Statements of SheerVision, Inc. as of August 31, 2005 and 2004 (including balance sheets, statements of operations, stockholders' equity, cash flows for the years then ended and notes related thereto).

       99.2 Financial Statements of SheerVision, Inc. as of December 31, 2005 and 2004 (including balance sheets, statements of operations, stockholders' equity, cash flows for the four months then ended and notes related thereto).

* The Registrant has submitted to the Securities and Exchange Commission, one or more additional agreements requesting confidential treatment. Following the resolution of such issues with the SEC, the Registrant shall file copies of such agreements, redacted to reflect the determinations of the staff of the SEC.

                                    SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED:  MARCH 27, 2006

                                        CLEAN WATER TECHNOLOGIES, INC.



                                        BY: /s/ Suzanne Lewsadder
                                            ----------------------------
                                            SUZANNE LEWSADDER
                                            CHIEF EXECUTIVE OFFICER

       (b)    Pro Forma Financial Statements.

              CLEAN WATER TECHNOLOGIES, INC. AND SHEERVISION, INC.
                PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                   (UNAUDITED)

       On March 27, 2006 the Registrant entered into a Share Exchange and Reorganization Agreement (the "EXCHANGE AGREEMENT") with SheerVision, Inc., a California corporation ("SHEERVISION"), and the beneficial holders thereof (the "SHEERVISION SHAREHOLDERS"), which sets forth the terms and conditions of the business combination of the Registrant and SheerVision (the "TRANSACTION") in which all SheerVision Shareholders shall exchange all of the outstanding and issued capital stock of SheerVision for an aggregate of 9,500,152 shares of common stock, par value $0.001 per share (the "COMMON STOCK"), of the Registrant, representing 95% of the outstanding Common Stock after giving effect to the Transaction. The Registrant is effecting such transaction based upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended. As a result of the Transaction, SheerVision shall become a wholly-owned subsidiary of the Registrant, and the SheerVision Shareholders shall become the controlling stockholders of the Registrant. In connection with the Transaction, all shares of Common Stock owned of record by SheerVision shall be cancelled and become authorized, but unissued, shares of Common Stock at the closing of the Transaction (the "CLOSING"). All options, warrants exercisable for, and securities convertible into, shares of SheerVision common stock, upon the Closing of the Transaction, shall become exercisable for such number of shares of Common Stock as the holder thereof would have received if such options and warrants had been exercised, or such convertible securities converted, immediately prior to such Closing. A copy of the Exchange Agreement is attached hereto as Exhibit 10.1.

       The Registrant is a "shell company," as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, until the Closing. Commencing at the Closing, the Registrant shall operate through its wholly-owned subsidiary, SheerVision, and the business of SheerVision shall become the business of the Registrant. As a result, commencing at the Closing, the Registrant shall no longer be a shell company.

       The following unaudited pro forma condensed combined financial information, present how the combined financial statements of Clean Water Technologies, Inc., and SheerVision, Inc., may have appeared had the businesses actually been combined for the twelve months ended June 24, 2005 and August 31, 2005.

       The unaudited pro forma condensed combined  financial  statements may not be indicative of the actual results of the combined business had the acquisitions occurred on June 24, 2005. The accompanying condensed combined pro forma financial statements should be read in conjunction with the historical financial statements and the related notes of both Clean Water Technologies, Inc. and SheerVision, Inc.

The following unaudited pro forma condensed combined balance sheet combines the historical balance sheets of Clean Water Technologies, Inc. and SheerVision, Inc. assuming the reorganization had occurred and these businesses had been combined on June 30, 2005.

               CLEAN WATER TECHNOLOGIES, INC AND SHEERVISION, INC.
                   PRO FORMA CONDENSED COMBINED BALANCE SHEETS
                                  (UNAUDITED)

                                                                                                                      CLEAN WATER
                                                                                                                  TECHNOLOGIES, INC.
                                                               CLEAN WATER                                                AND
                                                            TECHNOLOGIES, INC.  SHEERVISION, INC.    PRO FORMA     SHEERVISION, INC.
                                                              JUNE 24, 2005      AUGUST 31, 2005    ADJUSTMENTS         COMBINED
                                                            ------------------  -----------------  -------------  ------------------
CURRENT ASSETS:
   Cash and cash equivalents                                   $       6,877      $       1,837    $          --     $       8,714
   Accounts receivable                                                    --             37,941               --            37,941
   Inventory                                                              --            139,894               --           139,894
   Prepaid expenses and other current assets                              --            117,492               --           117,492
                                                               -------------      -------------    -------------     -------------
         TOTAL CURRENT ASSETS                                          6,877            297,164               --           304,041
                                                               -------------      -------------    -------------     -------------

OTHER ASSETS                                                              --              3,580               --             3,580
                                                               -------------      -------------    -------------     -------------
                                                               $       6,877      $     300,744    $          --     $     307,621
                                                               =============      =============    =============     =============


CURRENT LIABILITIES:
   Accounts payable                                            $          --      $     226,472    $          --     $     226,472
   Due to stockholders                                                35,275             48,634               --            83,909
   Commissions payable                                                    --             49,749               --            49,749
   Deferred  income taxes payable                                         --             22,397               --            22,397
   Other current Liabilities                                              --             12,490               --            12,490
                                                               -------------      -------------    -------------     -------------
         TOTAL CURRENT LIABILITIES                                    35,275            359,742               --           395,017
                                                               -------------      -------------    -------------     -------------

STOCKOLDER DEFICIENCY:
   Common stock  - authorized 50,000,000 shares,
     par value $0.001 per share
     Issued and outstanding - 8,217,855                               63,043                 --               --            63,043
   Common stock  - authorized 2,000,000 shares, no par value
     Issued and outstanding - 1,000,000 shares                                                                                  --
       have a stated value of $0.001 per share                            --              1,000               --             1,000
   Additional paid - in capital                                    1,021,016                 --               --         1,021,016
   Accumulated deficit                                            (1,112,457)           (59,998)              --        (1,172,455)
                                                               -------------      -------------    -------------     -------------
TOTAL STOCKHOLDERS' DEFICIENCY                                       (28,398)           (58,998)              --           (87,396)
                                                               -------------      -------------    -------------     -------------
                                                                                                                     -------------
                                                               $       6,877      $     300,744    $          --     $     307,621
                                                               =============      =============    =============     =============


   See Notes to Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined statement of operations combines the historical statement of operations of Clean Water Technologies, Inc. and SheerVision, Inc. assuming the reorganization had occurred and these businesses had been combined on June 30, 2005.

               CLEAN WATER TECHNOLOGIES, INC AND SHEERVISION, INC.
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                   (UNAUDITED)

                                                                                                                      CLEAN WATER
                                                             CLEAN WATER                                          TECHNOLOGIES, INC.
                                                          TECHNOLOGIES, INC.    SHEERVISION, INC.                         AND
                                                                 FYE                  FYE            PRO FORMA     SHEERVISION, INC.
                                                            JUNE 24, 2005        AUGUST 31, 2005    ADJUSTMENTS         COMBINED
                                                            -------------       -----------------  -------------  ------------------
NET SALES                                                   $          --         $   1,972,460    $          --     $   1,972,460

COST OF GOODS SOLD                                                     --               700,131               --           700,131

                                                            -------------         -------------    -------------     -------------
GROSS PROFIT                                                           --             1,272,329               --     $   1,272,329
                                                            -------------         -------------    -------------     -------------


OPERATING EXPENSES:
   Warehouse and shipping expenses                                     --                92,985               --            92,985
   Selling                                                             --               511,698               --           511,698
   General and administrative                                      79,697               641,312               --           721,009
   Product development                                                 --                 8,450               --             8,450
                                                            -------------         -------------    -------------     -------------
              Total operating expenses                             79,697             1,254,445               --         1,334,142
                                                            -------------         -------------    -------------     -------------

INCOME  (LOSS)  BEFORE INCOME TAX                                 (79,697)               17,884               --           (61,813)
                                                            -------------         -------------    -------------     -------------

PROVISION (BENEFIT)  FOR INCOME TAX
   Current                                                             --                 8,077               --             8,077
   Deferred                                                            --               (11,199)              --           (11,199)
                                                            -------------         -------------    -------------     -------------
                                                                       --                (3,122)              --            (3,122)

NET INCOME  (LOSS)                                          $     (79,697)        $      21,006    $          --     $     (58,691)
                                                            =============         =============    =============     =============

Net income (loss) per common share
   basic and fully diluted                                  $       (0.01)        $          --    $          --     $       (0.01)
                                                            =============         =============    =============     =============

Weighted average number of shares
   Basic                                                        7,217,855                    --               --         7,217,855
                                                            =============         =============    =============     =============

   Fully diluted                                                7,217,855                    --               --         7,217,855
                                                            =============         =============    =============     =============


    See Notes to Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined statement of cash flows combines the statement of cash flows of Clean Water Technologies, Inc. and SheerVision, Inc. assuming the reorganization had occurred and these businesses had been combined on June 30, 2005.

  CLEAN WATER TECHNOLOGIES, INC AND SHEERVISION, INC.
  PRO FORMA CONDENSED COMBINED STATEMENT OF CASH FLOWS
(UNAUDITED)

                                                                                                                      CLEAN WATER
                                                              CLEAN WATER                                         TECHNOLOGIES, INC.
                                                           TECHNOLOGIES, INC.   SHEERVISION, INC.                         AND
                                                                  FYE                 FYE            PRO FORMA     SHEERVISION, INC.
                                                             JUNE 24, 2005       AUGUST 31, 2005    ADJUSTMENTS         COMBINED
                                                             -------------      -----------------  -------------  ------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                   $     (79,697)       $      21,006    $          --     $     (58,691)
  Adjustments to reconcile net loss to net
    cash used in operating activities:
    Deferred income taxes                                               --              (11,199)                           (11,199)
    Decrease in license agreement                                   15,000                                                  15,000
    Officer donated services                                        50,000                                                  50,000
    Changes in assets and liabilities:
      Accounts receivable                                                               (13,420)                           (13,420)
      Inventory                                                                        (108,170)                          (108,170)
      Deferred financing costs                                                          (50,573)                           (50,573)
      Other current assets                                                              (32,356)                           (32,356)
      Secutity deposits                                                                  (3,580)                            (3,580)
      Accounts payable                                                                  137,354                            137,354
      Sales tax payable                                                                   3,877                              3,877
      Commissions payable                                                                49,749                             49,749
      Accrued expenses and other current liabilities
                                                             -------------        -------------    -------------     -------------

NET CASH USED IN OPERATING ACTIVITIES                              (14,697)              (7,312)              --           (22,009)
                                                             -------------        -------------    -------------     -------------

CASH FLOWS FROM INVESTING ACTIVITIES:
      Due from Affiliates                                                                 4,100
      Due from shareholders                                                             (87,651)                             4,100
      Purchase of property and equipment                                                                                   (87,651)
                                                             -------------        -------------    -------------     -------------
NET CASH USED IN INVESTING ACTIVITIES                                   --              (83,551)              --           (83,551)
                                                             -------------        -------------    -------------     -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
           Due to shareholders                                       8,529               48,634                             57,163
                                                             -------------        -------------    -------------     -------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                            8,529               48,634               --            57,163
                                                             -------------        -------------    -------------     -------------

NET CHANGE IN CASH AND CASH EQUIVALENTS                             (6,168)             (42,229)                           (48,397)

CASH AND CASH EQUIVALENTS - BEGINNING                               12,120               44,065                             56,185
                                                             -------------        -------------    -------------     -------------

CASH AND CASH EQUIVALENTS - ENDING                           $       5,952        $       1,836    $          --     $       7,788
                                                             =============        =============    =============     =============


    See Notes to Unaudited Pro Forma Condensed Combined Financial Information

       CLEAN WATER TECHNOLOGIES, INC. AND SHEERVISION, INC.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

NOTE 1 - BASIS OF PRO FORMA PRESENTATION

On March 27, 2006 the Registrant entered into a Share Exchange and Reorganization Agreement (the "EXCHANGE AGREEMENT") with SheerVision, Inc., a California corporation ("SHEERVISION"), and the beneficial holders thereof (the "SHEERVISION SHAREHOLDERS"), which sets forth the terms and conditions of the business combination of the Registrant and SheerVision (the "TRANSACTION") in which all SheerVision Shareholders shall exchange all of the outstanding and issued capital stock of SheerVision for an aggregate of 9,500,152 shares of common stock, par value $0.001 per share (the "COMMON STOCK"), of the Registrant, representing 95% of the outstanding Common Stock after giving effect to the Transaction. The Registrant is effecting such transaction based upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended. As a result of the Transaction, SheerVision shall become a wholly-owned subsidiary of the Registrant, and the SheerVision Shareholders shall become the controlling stockholders of the Registrant. In connection with the Transaction, all shares of Common Stock owned of record by SheerVision shall be cancelled and become authorized, but unissued, shares of Common Stock at the closing of the Transaction (the "CLOSING"). All options, warrants exercisable for, and securities convertible into, shares of SheerVision common stock, upon the Closing of the Transaction, shall become exercisable for such number of shares of Common Stock as the holder thereof would have received if such options and warrants had been exercised, or such convertible securities converted, immediately prior to such Closing. A copy of the Exchange Agreement is attached hereto as Exhibit 10.1.

The Registrant is a "shell company," as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, until the Closing. Commencing at the Closing, the Registrant shall operate through its wholly-owned subsidiary, SheerVision, and the business of SheerVision shall become the business of the Registrant. As a result, commencing at the Closing, the Registrant shall no longer be a shell company.

The accompanying unaudited pro forma condensed combined financial statements give effect to the reorganization of Clean Water Technologies, Inc. and SheerVision, Inc. as if it had been completed as of June 30, 2005. The pro forma condensed combined financial statements may not be indicative of the actual results of the combined business had the reorganization occurred on June 30, 2005.

The accompanying condensed combined pro forma financial statements should be read in conjunction with the historical financial statements and the related notes of both Clean Water Technologies, Inc. and SheerVision, Inc.